           As filed with the Securities and Exchange Commission on May ___, 1996
                                                        Registration No. 0-27038
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                 VISIONEER, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                     94-3156479
    (State of incorporation)                (I.R.S. Employer Identification No.)

                             2860 WEST BAYSHORE ROAD
                               PALO ALTO, CA 94303
                    (Address of principal executive offices)

                             -----------------------

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                        1993 INCENTIVE STOCK OPTION PLAN
                        1995 DIRECTORS' STOCK OPTION PLAN
                            (Full title of the Plans)

                             -----------------------

                              MICHAEL A. MCCONNELL
                       PRESIDENT & CHIEF EXECUTIVE OFFICER
                                 VISIONEER, INC.
                             2860 WEST BAYSHORE ROAD
                               PALO ALTO, CA 94303
                                 (415) 812-6400
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------
                                    Copy to:

                                John V. Bautista
                                Venture Law Group
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488
                               Page 1 of 14 Pages
                             Exhibit Index on Page 8
               (Calculation of Registration Fee on following page)

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed      Proposed Maximum
                                                  Maximum Amount        Maximum          Aggregate        Amount of
                                                       to be        Offering Price       Offering       Registration
    Title of Securities to be Registered           Registered(1)       Per Share          Price             Fee
- --------------------------------------------      --------------    --------------   ----------------   ------------
1995 EMPLOYEE STOCK PURCHASE PLAN
   Common Stock,
   $0.001 par value.........................       300,000 Shares     $ 11.05(2)      $ 3,315,000.00     $ 1,143.10

1993 INCENTIVE STOCK OPTION PLAN
   Common Stock Issuable upon Exercise of
   Outstanding Options,
   $0.001 par value.........................     1,572,950 Shares     $ 1.85(3)       $ 2,909,957.50     $ 1,003.43
   Common Stock Reserved for Grant of
   Additional Options,
   $0.001 par value.........................     1,297,050 Shares     $ 13.00(4)      $16,861,650.00     $ 5,814.36

1995 DIRECTORS' STOCK OPTION PLAN
   Common Stock Issuable upon Exercise of
   Outstanding Options,
   $0.001 par value.........................        80,000 Shares     $ 12.00(3)      $      960,000     $   331.03
   Common Stock Reserved for Grant of
   Additional Options,
   $0.001 par value.........................       120,000 Shares     $ 13.00(4)      $    1,560,000     $   537.93

                  TOTAL                          3,370,000 Shares     $ 7.59840       $25,606,607.50     $ 8,829.85


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(1)      This Registration Statement shall also cover any additional shares of
         Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 as Amended (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on May 13, 1996, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on May 13, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Prospectus filed on December 13, 1995 pursuant to Rule 424(b) of the Securities Act and the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed on March 30, 1996 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Registrant's Annual Report on Form 10-K contains audited financial statements for the Registrant's fiscal year ended December 31, 1995.

         (b)      Not Applicable.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on October 20, 1995, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by Venture Law Group, Menlo Park, California. As of the date of this Registration Statement, certain members of Venture Law Group and investment partnerships of which members of Venture Law Group are partners beneficially own 160,166 shares of the Registrant's Common Stock in the aggregate.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.        EXHIBITS.

                  Exhibit
                  Number

                  5.1    Opinion of Venture Law Group, a Professional
                         Corporation.

                  23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

                  23.2   Consent of Independent Accountants.

                  24.1   Powers of Attorney (see p. 6).

Item 9.        UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, VISIONEER, INC., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this May 16, 1996.

                                 VISIONEER, INC.


                                 By: /s/ Michael A. McConnell
                                     ------------------------
                                     Michael A. McConnell
                                     President & Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. McConnell and Geoffrey C. Darby, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 as Amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                      Date
               ---------                                    -----                      ----
/s/ Michael A. McConnell                 President, Chief Executive Officer and     May 16, 1996
- ------------------------------------       Chairman of the Board of Directors
Michael A. McConnell                       (Principal Executive Officer)


/s/ Geoffrey C. Darby                    Vice President of Finance and              May 16, 1996
- ------------------------------------       Administration and Chief Financial
Geoffrey C. Darby                          Officer (Principal Financial and
                                           Accounting Officer)

/s/ William J. Harding                   Director                                   May 16, 1996
- ------------------------------------
William J. Harding


/s/ James P. Lally                       Director                                   May 16, 1996
- ------------------------------------
James P. Lally


/s/ David F. Marquardt                   Director                                   May 16, 1996
- ------------------------------------
David F. Marquardt


/s/ Vincent Worms                        Director                                   May 16, 1996
- ------------------------------------
Vincent Worms

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

             ------------------------------------------------------

                                    EXHIBITS

             ------------------------------------------------------


                       Registration Statement on Form S-8

                                 VISIONEER, INC.

                                  May 20, 1996

                                INDEX TO EXHIBITS

  Exhibit                                                                 Page
   Number                                                                  No.
   ------                                                                 ----
    5.1       Opinion of Venture Law Group, a Professional Corporation      9
                                                                          ----

    23.1      Consent of Venture Law Group, a Professional Corporation     11
              (included in Exhibit 5.1).                                  ----


    23.2      Consent of Independent Accountants.                          12
                                                                          ----

    24.1      Powers of Attorney (see p.6).                                14
                                                                          ----